Exhibit 3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF APRIL 30, 2000, UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED APRIL 30, 2000

BACKGROUND

On April 12, 2000, e-Net acquired AMRES for 7,500,000 shares of common stock and a $4,000,000 note payable, of which $1,595,000 was paid by e-Net at the time of close. AMRES has more significant operations and has management control of current operations of e-Net or its subsidiaries. e-Net, prior to a series of acquisitions in February and March 2000, was considered a blank-check company with limited operating history.

On February 11, 2000, e-Net acquired all the issued and outstanding capital stock of Titus. In connection with this acquisition the Company issued 300,000 shares of restricted common stock and 100,000 shares of B Preferred. Titus and AMRES had common ownership and management. The acquisition of Titus is accounted for at historical cost in manner similar to a pooling of interests since Titus is considered part of the control group of AMRES.

On February 14, 2000, the Company acquired all the issued and outstanding capital stock of LoanNet. In connection with this acquisition the Company issued 250,000 shares of common stock valued at $2,305,625. The acquisition was treated under the purchase method with the excess of cost over the fair value of the net assets acquired of $2,226,873 allocated to goodwill.

On March 17, 2000, the Company acquired all the issued and outstanding capital stock of ExpiDoc for 24,000 shares of the Company's common stock. These shares were valued at $321,510. The acquisition was treated under the purchase method with the excess of cost over the fair value of the net assets acquired of $315,860 allocated to goodwill.

BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed consolidated balance sheet presents the financial position of the Company on April 30, 2000. The acquisition of AMRES has been accounted for as a recapitalization of AMRES, whereby AMRES is deemed the acquiring company for financial reporting purposes. Accordingly, the historical assets and liabilities and related operations of AMRES are presented at historical cost in manner similar to a pooling of interests. The acquisition of Titus is also accounted for at historical cost in manner similar to a pooling of interests since Titus is considered part of the control group of AMRES.

The unaudited pro forma condensed consolidated statement of operations for the year ended April 30, 2000, includes the operating results of e-Net, LoanNet, and ExpiDoc assuming the acquisitions had been consummated at May 1, 1999 using the purchase method of accounting, and are based on the estimates and assumptions set forth herein and in the notes to such financial statements. This pro forma presentation has been prepared utilizing historical financial statements and notes thereto included herein as well as pro forma adjustments as described in the notes to unaudited pro forma condensed consolidated statement of operations.

The unaudited pro forma condensed consolidated statement of operations are presented for illustrative purposes only and do not purport to represent what the Company's results of operations would have been had the acquisitions described herein occurred on May 1, 1999, and are therefore qualified in their entirety by reference to and should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company and the historical financial statements of AMRES, Titus, LoanNet, and ExpiDoc.

                         E-NET FINANCIAL.COM CORPORATION

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                       BALANCE SHEET AS OF APRIL 30, 2000
--------------------------------------------------------------------------------

                                      E-NET             AMRES            TITUS           LOANNET
Current assets:
   Cash and cash equivalents      $     12,449      $    154,409     $        446     $     36,969
   Receivables                          36,006           189,288            2,651            3,458
   Marketable securities               121,845                 -                -                -
   Prepaid expenses and other
     current assets                     86,830            40,276                -                -
                                  ------------      ------------     ------------     ------------
Total current assets                   257,130           383,973            3,097           40,427
Property and equipment, net            130,837            77,321                -           84,089
Investments in subsidiaries          2,640,135                 -                -                -
Goodwill, net                                -                 -                -                -
Other                                   46,181            63,017                -           13,000
                                  ------------      ------------     ------------     ------------
Total assets                      $  3,074,283      $    524,311     $      3,097     $    137,516
                                   ===========       ===========      ===========      ===========

Liabilities and stockholders'
 equity (deficit)
Current liabilities:              $                 $                $                $
   Accounts payable and
     accrued liabilities               184,668           158,103                -           18,093
   Notes payable - related party     2,405,000                 -                -                -
   Notes payable                       379,735           374,956                -                -
   Other current liabilities           130,977                 -                -                -
                                  ------------      ------------     ------------     ------------
Total current liabilities            3,100,380           533,059                -           18,093
Other liabilities                       39,649                 -                -                -
                                  ------------      ------------     ------------     ------------
Total liabilities                    3,140,029           533,059                -           18,093
                                  ------------      ------------     ------------     ------------

Preferred Stock - LoanNet                    -                 -                -          100,000

Stockholders' equity (deficit)
   Convertible class C
     preferred stock                 1,493,638                 -                -                -
   Common stock and additional
     paid-in capital                 8,179,255           280,000              300          134,543
   Retained earnings
     (accumulated deficit)          (7,707,019)         (288,748)           2,797         (115,120)
   Unrealized loss on
     marketable securities             (40,620)                -                -                -
   Treasury stock                   (1,991,000)                -                -                -
                                  ------------      ------------     ------------     ------------
Total stockholders' equity
 (deficit)                             (65,746)           (8,748)           3,097           19,423
                                  ------------      ------------     ------------     ------------

Total liabilities and
stockholders' equity (deficit)    $  3,074,283      $    524,311     $      3,097     $    137,516
                                   ===========       ===========      ===========      ===========

                                                     Adjustments       Pro Forma
                                     EXPIDOC          (Note A)       Consolidated
Current assets:
   Cash and cash equivalents      $     88,118      $          -     $    292,391
   Receivables                          22,555                 -          253,958
   Marketable securities                     -                 -          121,845
   Prepaid expenses and other
     current assets                          -                 -          127,106
                                  ------------      ------------     ------------
Total current assets                   110,673                 -          795,300
Property and equipment, net                  -                 -          292,247
Investments in subsidiaries                  -        (2,640,135)(1)            -
Goodwill, net                                -         2,417,733(2)     2,417,733
Other                                        -                 -          122,198
                                  ------------      ------------     ------------
Total assets                      $    110,673      $   (222,402)    $  3,627,478
                                  ============      =============    ============

Liabilities and stockholders'
 equity (deficit)
Current liabilities:              $                 $          -     $
   Accounts payable and
     accrued liabilities                28,516                 -          389,380
   Notes payable - related party             -                 -        2,405,000
   Notes payable                             -                 -          754,691
   Other current liabilities                 -                 -          130,977
                                  ------------      ------------     ------------
Total current liabilities               28,516                 -        3,680,048
Other liabilities                            -                 -           39,649
                                  ------------      ------------     ------------
Total liabilities                       28,516                 -        3,719,697
                                  ------------      ------------     ------------

Preferred Stock - LoanNet                    -                 -          100,000

Stockholders' equity (deficit)
   Convertible class C
     preferred stock                         -                 -        1,493,638
   Common stock and additional
     paid-in capital                   125,220          (714,782)(3)    8,004,536
   Retained earnings
     (accumulated deficit)             (43,063)          492,380(4)    (7,658,773)
   Unrealized loss on
     marketable securities                   -                 -          (40,620)
   Treasury stock                            -                 -       (1,991,000)
                                  ------------      ------------     ------------
Total stockholders' equity
 (deficit)                              82,157          (222,402)        (192,219)
                                  ------------      ------------     ------------

Total liabilities and
stockholders' equity (deficit)    $    110,673      $   (222,402)    $  3,627,478
                                   ===========      ============     ============


  See notes to unaudited pro forma condensed consolidated financial statements

                         E-NET FINANCIAL.COM CORPORATION

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
            STATEMENT OF OPERATIONS FOR THE YEAR ENDED APRIL 30, 2000

--------------------------------------------------------------------------------

                                              E-NET              AMRES              TITUS             LOANNET            EXPIDOC
Revenue                                   $     102,748      $   5,309,374      $      47,141      $      72,805      $      62,334
Cost of revenue                                       -          3,831,223                  -                  -                  -
                                          -------------      -------------      -------------      -------------      -------------

Gross profit                                    102,748          1,478,151             47,141             72,805             62,334
                                          -------------      -------------      -------------      -------------      -------------

Costs and expenses:
   Selling, general, and administrative       2,145,100          1,752,193            236,671            187,925            105,429
                                          -------------      -------------      -------------      -------------      -------------

Loss from operations                         (2,042,352)          (274,042)          (189,530)          (115,120)           (43,095)

Other income (expense)
   Interest expense, net                       (158,016)                 -                  -                  -                  -
   Gain on sale of subsidiary                 1,833,523                  -                  -                  -                  -
   Other                                        (94,292)            34,442                  -                  -                 32
                                          -------------      -------------      -------------      -------------      -------------
     Loss before income taxes                  (461,137)          (239,600)          (189,530)          (115,120)           (43,063)

Provision for income taxes                            -             (2,506)                 -                  -                  -
                                          -------------      --------------     -------------      -------------      -------------

Net loss                                  $    (461,137)     $    (242,106)     $    (189,530)     $    (115,120)     $     (43,063)
                                          =============       ============       ============       ============       ============

Basic and diluted loss per common
   share                                  $        (.03)
                                          =============

Weighed average shares outstanding           17,716,342
                                          =============

                                            Adjustments         Pro Forma
                                             (Note B)         Consolidated
Revenue                                   $           -      $   5,594,402
Cost of revenue                                       -          3,831,223
                                          -------------      -------------

Gross profit                                          -          1,763,179
                                          -------------      -------------

Costs and expenses:
   Selling, general, and administrative         181,833(5)       4,609,151
                                          -------------      -------------

Loss from operations                           (181,833)        (2,845,972)

Other income (expense)
   Interest expense, net                       (272,589)(6)       (430,605)
   Gain on sale of subsidiary                (1,833,523)(7)              -
   Other                                              -            (59,818)
                                          -------------      -------------
     Loss before income taxes                (2,287,945)        (3,336,395)

Provision for income taxes                            -             (2,506)
                                          -------------      -------------

Net loss                                  $  (2,287,945)     $  (3,338,901)
                                           ============       ============

Basic and diluted loss per common
   share                                                    $         (.19)
                                                             =============

Weighed average shares outstanding                              17,716,342
                                                             =============

  See notes to unaudited pro forma condensed consolidated financial statements

NOTE A: UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF APRIL 30, 2000

The following pro forma adjustments to the unaudited condensed consolidated balance sheet are as follows:

(1)  Adjustment to eliminate the investments in LoanNet and ExpiDoc.
              LoanNet                            $ (2,318,625)
              ExpiDoc                                (321,510)
                                                 ------------
                                                 $ (2,640,135)
                                                 ============

(2) Adjustment to record goodwill as a result of the acquisitions of LoanNet and Expidoc.

              LoanNet                            $  2,226,873
              ExpiDoc                                 190,860
                                                 ------------
                                                 $  2,417,733
                                                 ============

(3) Adjustment for recapitalization of Amres by e-Net of $1,552,959 and an adjustment to eliminate the historical equity of ExpiDoc of $125,220 and amounts in common stock and additional paid-in capital of LoanNet of $134,543.

              Recapitalization                   $   (455,019)
              ExpiDoc                                (125,220)
              LoanNet                                (134,543)
                                                 ------------
                                                 $   (714,782)
                                                 ============

(4) Adjustment for recapitalization of Amres by e-Net of $1,552,959 and an adjustment to eliminate the acquired retained earnings/(accumulated deficit) for LoanNet and ExpiDoc of $42,791 and ($5,430), respectively.

              Recapitalization                   $    455,019
              LoanNet                                  42,791
              ExpiDoc                                  (5,430)
                                                 ------------
                                                 $    492,380
                                                 ============

NOTE B: UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED APRIL 30, 2000

The following pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations are as if the acquisitions and related transactions had been completed at the beginning of the fiscal period presented are not indicative of what would have occurred had the acquisitions actually been made as of such dates. The results of operations of Titus, LoanNet and ExpiDoc have been reported for the period of inception to April 30, 2000 for each entity, which have been included in the historical results of operations for the Company for the year ended April 30, 2000. The dates of inception for LoanNet and ExpiDoc are December 16, 1999, and August 27, 1999, respectively.

(5) Adjustment to record the amortization of goodwill for LoanNet and ExpiDoc and the depreciation of the assets received from LoanNet. Goodwill is amortized over a period of seven years.

              LoanNet - Amortization               $ 132,552
              LoanNet - Depreciation                  11,679
              ExpiDoc                                 37,602
                                                   ---------
                                                   $ 181,833
                                                 ===========


(6) Adjustment to record interest expense on notes payable to EMB Corp. and World Trends Financial as a result of the Purchase Agreement with EMB Corp. for AMRES and Titus.

(7) Adjustment to eliminate a one-time charge for the sale of VPNCOM.Net Corporation, a subsidiary of the Company.